UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 30, 2005
Date of Report (Date of earliest event reported)

MBNA Corporation

(Exact name of registrant as specified in its charter)

Maryland	1-10683	52-1713008
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Wilmington, Delaware	19984-0131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (800) 362-6255.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     Bank of America Corporation, a Delaware corporation (“Bank of America”), and MBNA Corporation, a Maryland corporation (“MBNA”), have entered into an Agreement and Plan of Merger, dated as of June 30, 2005 (the “Merger Agreement”). The Merger Agreement provides for the merger of MBNA with and into Bank of America (the “Merger”). The Merger will be treated as a purchase by Bank of America under U.S. generally accepted accounting principles and is intended to constitute a “reorganization” for U.S. federal income tax purposes.

     Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both companies, if the Merger is completed each share of MBNA common stock will be converted into 0.5009 of a share of Bank of America common stock and $4.125 in cash. In addition, if not exercised prior to completion of the Merger, MBNA stock options and other stock-based awards will be converted into stock options and stock-based awards with respect to shares of Bank of America common stock on otherwise substantially similar terms, with adjustments to reflect the Exchange Ratio (as defined in the Merger Agreement).

     The Merger Agreement included as Exhibit 2.1 contains representations and warranties that Bank of America and MBNA made to each other. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by Bank of America and MBNA in connection with negotiating the terms of the merger agreement, and may have been included in the merger agreement for the purpose of allocating risk between Bank of America and MBNA rather than establishing matters as facts. Accordingly, the merger agreement is included with this filing only to provide investors with information regarding the terms of the merger agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The merger agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will be filing in connection with the merger, as well as in the Forms 10-K, Forms 10-Q and other filings that each of Bank of America and MBNA make with the Securities and Exchange Commission.

     The Merger Agreement also provides, among other things, that Bank of America will, prior to completion of the Merger, take the actions required to appoint an individual mutually agreed by Bank of America and MBNA to the Bank of America board of directors. Bank of America and MBNA have agreed that this individual will be Frank P. Bramble, Sr., a vice chairman of MBNA.

     In addition, MBNA has agreed, subject to certain exceptions, to cause a stockholder meeting to be held to consider approval of the Merger and that the MBNA Board of Directors will recommend approval by its stockholders of the Merger Agreement. MBNA has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or providing confidential information in connection with, alternative business combination transactions.

     Completion of the Merger, which is currently anticipated to occur in the fourth quarter of 2005, is subject to a number of conditions, including approval by MBNA’s stockholders, receipt of all requisite governmental approvals (including the approval of the Board of Governors of the Federal Reserve System), and certain other customary conditions.

     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

     In connection with the Merger Agreement, MBNA has granted to Bank of America an irrevocable option (the “Option”) to purchase, under certain circumstances, up to 19.9% of its outstanding common shares at a price, subject to certain adjustments, of $21.30 per share (the “Stock Option Agreement”), a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The description of the Stock Option Agreement contained herein is qualified in its entirety by the full text of such Exhibit. Under certain circumstances, MBNA may be required to repurchase the Option or the shares acquired pursuant to the exercise of the Option; alternatively, the Option could be surrendered to MBNA, together with any shares purchased under such Option, in exchange for a cash payment of $1.0559 billion. The Stock Option Agreement limits Bank of America’s Total Profit (as defined in the Stock Option Agreement) to not more than $1.4078 billion.

Additional Information About This Transaction

The Registrant will file a Form S-4, MBNA will file a Proxy Statement and both companies will file other relevant documents regarding this transaction with the Securities and Exchange Commission (the “SEC”). MBNA will mail the Proxy Statement/Prospectus to its stockholders. These documents will contain important information about the transaction, and the Registrant and MBNA urge you to read these documents when they become available.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Bank of America’s website (www.bankofamerica.com) under the tab “About Bank of America” and then under the heading “Investor Relations” and then under the item “Complete SEC Documents”. You may also obtain these documents, free of charge, from MBNA’s website (www.mbna.com) under the tab “About MBNA” and then under the heading “Investor Relations” and then under the item “SEC Filings”.

Participants in This Transaction

The Registrant and MBNA and their respective directors and executive officers may be deemed participants in the solicitation of proxies from MBNA’s stockholders in connection with this transaction. Information about the directors and executive officers of the Registrant and MBNA and information about other persons who may be deemed participants in this transaction will be included in the Proxy Statement/Prospectus. You can find information about the Registrant’s executive officers and directors in the Registrant’s definitive proxy statement filed with the SEC on March 28, 2005. You can find information about MBNA’s executive officers and directors in their definitive proxy statement filed with the SEC on March 15, 2005. You can obtain free copies of these documents from the Registrant or MBNA using the contact information above.

Forward-Looking Statements

     This Current Report on Form 8-K contains forward-looking statements. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: 1) changes in economic conditions; 2) changes in the interest rate environment; 3) changes in foreign exchange rates; 4) adverse movements and volatility in debt and equity capital markets; 5) changes in market rates and prices; 6) political conditions and related actions by the United States military abroad which may adversely affect the company’s businesses and economic conditions as a whole; 7) liabilities resulting from litigation and regulatory investigations; 8) changes in domestic or foreign tax laws, rules and regulations as well as IRS or other governmental agencies’ interpretations thereof; 9) various monetary and fiscal policies and regulations; 10) increased competition; 11) ability to grow core businesses; 12) ability to develop and introduce new banking-related products , services and enhancements and gain market acceptance of such products; 13) mergers and acquisitions and their integration into the company; 14) decisions to downsize, sell or close units or otherwise change the business mix of the company; and 15) management’s ability to manage these and other risks. For further information regarding either company, please read Bank of America and MBNA reports filed with the SEC and available at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

     The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated June 30, 2005 by and between Bank of America Corporation and MBNA Corporation.

2.2	Stock Option Agreement, dated June 30, 2005, between Bank of America Corporation and MBNA Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA CORPORATION

Dated: July 6, 2005	By:	/s/ Kenneth A. Vecchione

Kenneth A. Vecchione Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated June 30, 2005 by and between Bank of America Corporation and MBNA Corporation.

2.2	Stock Option Agreement, dated June 30, 2005, between Bank of America Corporation and MBNA Corporation.